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                                                                      Exhibit 12

                         YORK INTERNATIONAL CORPORATION

        STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


(dollar amounts in thousands)                         2004      2003      2002      2001      2000
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
Income before income taxes and cumulative
  effect of changes in accounting principles       $ 94,977   $14,068   $106,891  $ 36,965  $120,969
Distributed income of equity affiliates               3,874     2,212      2,089     2,939     4,782
Interest expense, net                                41,773    47,535     48,485    67,150    81,587
Interest component of rental expense                 15,590    17,043     15,070    14,455    13,454
Less: equity in earnings of affiliates               (8,569)   (5,582)    (4,180)   (2,444)   (6,368)
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                                                   $147,645   $75,276   $168,355  $119,065  $214,424
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Interest expense, net                              $ 41,773   $47,535   $ 48,485  $ 67,150  $ 81,587
Interest component of rental expense                 15,590    17,043     15,070    14,455    13,454
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                                                   $ 57,363   $64,578   $ 63,555  $ 81,605  $ 95,041
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Fixed charge coverage ratio                             2.6       1.2        2.6       1.5       2.3
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